MGIC INVESTMENT CORPORATION
                 THIRD QUARTER EARNINGS PER SHARE UP 23 PERCENT

MILWAUKEE (Tuesday, October 10, 2000) -- MGIC Investment Corporation (NYSE:MTG) today reported earnings for the quarter ended September 30, 2000, of $146.4 million, an increase of 19 percent over the $122.9 million in earnings reported in the third quarter of 1999. Earnings per share for the quarter totaled $1.36, compared with $1.11 for the third quarter of 1999, an increase of 23 percent.

     For the first nine months of 2000, net income totaled $409.7 million, as compared to $336.3 million last year, an increase of 22 percent. Earnings per share for the first nine months of 2000 increased 26 percent to $3.83, from $3.06 for the same period last year. Last year's nine-month earnings per share results included $0.02 per share for realized gains.

     Curt S. Culver, president and chief executive officer of MGIC Investment Corporation said the company's record earnings in the third quarter resulted from continued strong performance in each of the key areas of the business - insurance in force growth, loss development, and expense control.

     Total revenues for the third quarter were $283 million, up from $250 million in the third quarter of 1999. The growth in revenues resulted from a 15 percent increase in net premiums earned to $229 million, and a 17 percent increase in investment income to $46 million. Net premiums written for the third quarter were $236 million, compared with $208 million for the third quarter of 1999, an increase of 14 percent.

     The percentage of MGIC's insured loans in default was 2.17 percent at September 30, 2000, compared with 2.17 percent at December 31, 1999, and 1.99 percent at September 30, 1999.

     New insurance written in the third quarter was $12.7 billion, compared to $13.1 billion in the third quarter of 1999. New insurance written for the current quarter included $2.6 billion from a one-time transaction. For the first nine months of 2000, new insurance written was $30.7 billion, compared to $37.2 billion written in the first nine months of 1999. Persistency, or the percentage of insurance remaining in force from one year prior, was 80.3 percent at September 30, 2000, compared with 72.9 percent at December 31, 1999, and 69.1 percent at September 30, 1999.

                                    - more -

     As of September 30, 2000, MGIC's primary insurance in force was $157.0 billion, compared with $147.6 billion at December 31, 1999, and $145.1 billion at September 30, 1999. The book value of MGIC Investment Corporation's investment portfolio was $3.2 billion at September 30, 2000, compared with $2.8 billion at December 31, 1999, and $2.8 billion at September 30, 1999.

     MGIC, the principal subsidiary of MGIC Investment Corporation (NYSE:MTG), is the nation's leading provider of private mortgage insurance with $157.0 billion insurance in force covering 1.4 million mortgages as of September 30, 2000. MGIC serves over 9,000 lenders representing more than 22,000 locations nationwide and in Puerto Rico, helping families achieve homeownership sooner by making affordable low-down-payment mortgages a reality.



                                    - end -

                                         MGIC INVESTMENT CORPORATION AND SUBSIDIARIES
                                             CONSOLIDATED STATEMENT OF OPERATIONS

                                                                 Three Months Ended                    Nine Months Ended
                                                         -----------------------------------   ----------------------------------
                                                                   September 30,                         September 30,
                                                         -----------------------------------   ----------------------------------
                                                             2000               1999               2000               1999
                                                         ----------------   ----------------   ----------------   ---------------
                                                                    (In thousands of dollars, except per share data)
  Net premiums written                                    $      236,208     $      207,582     $      656,342     $     587,967
                                                         ================   ================   ================   ===============

  Net premiums earned                                     $      229,208     $      200,042     $      657,746     $     588,789
  Investment income                                               46,125             39,303            129,465           114,845
  Realized gains                                                     422                 48                585             3,401
  Other revenue                                                    6,963             10,990             30,259            39,946
                                                         ----------------   ----------------   ----------------   ---------------
          Total revenues                                         282,718            250,383            818,055           746,981

Losses and expenses:
    Losses incurred                                               21,442             19,533             66,597            94,706
    Underwriting, other expenses                                  41,493             48,289            136,145           153,471
    Interest expense                                               7,412              4,788             21,085            14,830
    Ceding commission                                             (1,438)              (813)            (2,884)           (1,739)
                                                         ----------------   ----------------   ----------------   ---------------
          Total losses and expenses                               68,909             71,797            220,943           261,268
                                                         ----------------   ----------------   ----------------   ---------------
Income before tax                                                213,809            178,586            597,112           485,713
Provision for income tax                                          67,454             55,677            187,434           149,452
                                                         ----------------   ----------------   ----------------   ---------------
Net income                                                $      146,355     $      122,909     $      409,678     $     336,261
                                                         ================   ================   ================   ===============
Weighted average common shares outstanding
  (Shares in thousands) (1)                                      107,339            110,261            107,065           109,993
                                                         ================   ================   ================   ===============

Diluted earnings per share                                $         1.36     $         1.11     $         3.83     $        3.06
                                                         ================   ================   ================   ===============


                                                      OTHER INFORMATION

New primary insurance written ("NIW") ($ millions)        $       12,704     $       13,074     $       30,652     $      37,238
                                                         ================   ================   ================   ===============
New primary risk written ($ millions)                     $        3,179     $        3,137     $        7,647     $       8,989
                                                         ================   ================   ================   ===============

Product mix as a % of primary NIW
    95% LTVs                                                         43%                42%                42%               37%
    ARMs                                                              9%                 9%                11%                6%
    95% LTV / 30% coverage                                           33%                33%                32%               32%
    90% LTV / 25% coverage                                           28%                33%                30%               36%
    Refinances                                                       11%                16%                13%               28%
                                                         ================   ================   ================   ===============

New pool risk written ($ millions)                        $           87     $          125     $          270     $         499
                                                         ================   ================   ================   ===============


(1) The Company repurchased approximately 3.6 million shares of its outstanding common stock during the third quarter of 1999.


                                         MGIC INVESTMENT CORPORATION AND SUBSIDIARIES
                                               CONSOLIDATED BALANCE SHEET AS OF
                                                                                September 30,       December 31,      September 30,
                                                                                   2000               1999               1999
                                                                               ----------------   ----------------   ---------------
                                                                                              (In thousands of dollars)
ASSETS
    Investments(1)                                                              $    3,235,217     $    2,789,734     $   2,760,738
    Cash                                                                                 4,239              2,322             6,766
    Reinsurance recoverable on loss reserves                                            34,878             35,821            39,467
    Reinsurance recoverable on unearned premiums                                         9,096              6,630             6,918
    Home office and equipment, net                                                      31,255             32,880            33,270
    Deferred insurance policy acquisition costs                                         25,970             22,350            22,625
    Other assets                                                                       241,598            214,656           203,039
                                                                               ----------------   ----------------   ---------------
                                                                                $    3,582,253     $    3,104,393     $   3,072,823
                                                                               ================   ================   ===============
LIABILITIES AND SHAREHOLDERS' EQUITY
  Liabilities:
    Loss reserves                                                               $      614,853     $      641,978     $     673,040
    Unearned premiums                                                                  182,440            181,378           181,081
    Notes payable                                                                      410,000            425,000           411,000
    Other liabilities                                                                  122,339             80,048            88,044
                                                                               ----------------   ----------------   ---------------
      Total liabilities                                                              1,329,632          1,328,404         1,353,165

  Shareholders' equity                                                               2,252,621          1,775,989         1,719,658
                                                                               ----------------   ----------------   ---------------
                                                                                $    3,582,253     $    3,104,393     $   3,072,823
                                                                               ================   ================   ===============

  Book value per share (2)                                                      $        21.15     $        16.79     $       16.30
                                                                               ================   ================   ===============


  (1)  Investments include unrealized gains (losses) on securities
         marked to market pursuant to FAS 115. ($ thousands)                    $       13,850     $      (62,665)    $     (12,155)
  (2)  Through the nine months ended September 1999, the Company repurchased approximately 3.6 million shares of its outstanding common stock.


                                                OTHER STATISTICAL INFORMATION

                                                                                September 30,       December 31,      September 30,
                                                                                   2000               1999               1999
                                                                               ----------------   ----------------   ---------------

Direct Primary Insurance In Force ($ millions)                                  $      156,956     $      147,607     $     145,109

Direct Primary Risk In Force ($ millions)                                               38,244             35,623            34,876

Direct Pool Risk In Force ($ millions)                                                   1,805              1,557             1,520

Mortgage Guaranty Insurance Corporation -
  Risk-to-capital ratio                                                                 10.8:1             11.9:1            12.5:1

Primary Insurance:
  Insured loans                                                                      1,432,792          1,370,020         1,359,504
  Persistency                                                                            80.3%              72.9%             69.1%

  Loans in default                                                                      31,095             29,761            27,102
  Percentage of loans in default (default rate)                                          2.17%              2.17%             1.99%